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                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                              Washington, DC 20549


                                    FORM 8-K
                                 CURRENT REPORT

                         PURSUANT TO SECTION 13 OR 15(d)
                     OF THE SECURITIES EXCHANGE ACT OF 1934

          Date of report (Date of earliest event reported): May 1, 2003


                          GENESIS HEALTH VENTURES, INC.
        ----------------------------------------------------------------
             (Exact name of registrant as specified in its charter)


         Pennsylvania                    0-33217                  06-1132947
-------------------------------  ------------------------    -------------------
(State or other jurisdiction of  (Commission File Number)       (IRS Employer
         incorporation)                                      Identification No.)





             101 East State Street,
          Kennett Square, Pennsylvania                             19348
   ------------------------------------------                 --------------
    (Address of principal executive offices)                    (Zip Code)


     Registrant's telephone number, including area code      (610) 444-6350
                                                       -------------------------

                                 Not Applicable
          -------------------------------------------------------------
          (Former name or former address, if changed since last report)



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Item 7.           Exhibits
                  --------

                  (c) Exhibits:

                  99.1 Earnings release issued by Genesis Health Ventures, Inc.
                       on May 1, 2003.

Item 9.           Regulation FD Disclosure
                  ------------------------

         In accordance with SEC Release No. 33-8216, the following information is being provided under Items 9 and 12 of Form 8-K.

         On May 1, 2003, Genesis Health Ventures, Inc. and subsidiaries (Genesis) reported its results for the three and six months ended March 31, 2003. The earnings release is attached hereto as Exhibit 99.1.

         The earnings release contains non-GAAP financial measures. For purposes of Regulation G, a non-GAAP financial measure is a numerical measure of a registrant's historical or future financial performance, financial position or cash flows that excludes amounts, or is subject to adjustments that have the effect of excluding amounts, that are included in the most directly comparable measure calculated and presented in accordance with GAAP in the statement of operations, balance sheets or statement of cash flows (or equivalent statements) of the issuer; or includes amounts, or is subject to adjustments that have the effect of including amounts, that are excluded from the most directly comparable measure so calculated and presented. In this regard, GAAP refers to generally accepted accounting principles in the United States. Pursuant to the requirements of Regulation G, Genesis has provided reconciliations within the earnings release of the non-GAAP financial measures to the most directly comparable GAAP financial measures.

         EBITDA is a non-GAAP financial measure that is presented in the earnings release. Management believes that the presentation of EBITDA provides useful information to investors regarding Genesis' financial condition and results of operations because EBITDA is useful for evaluating Genesis' capacity to incur and service debt, to fund capital expenditures, to expand Genesis' business and to determine the value of the business. Management also uses EBITDA in Genesis' annual budget process. Management believes EBITDA facilitates internal comparisons to historical operating performance of prior periods and external comparisons to competitors' historical operating performance.

         Genesis defines EBITDA as earnings before interest, taxes, depreciation, amortization of Genesis' continuing operations. Other companies may define EBITDA differently and, as a result, Genesis' measure of EBITDA may not be comparable to EBITDA of other companies. EBITDA does not represent income from continuing operations or cash flow from operations, as defined by generally accepted accounting principles in the United States. EBITDA should not be considered as a substitute for these GAAP financial measures, or as an indicator of operating performance or whether cash flows will be sufficient to fund cash needs, including the servicing of Genesis' debt.

            The other non-GAAP financial measures presented in the earnings release and labeled "as adjusted" or "adjusted" exclude certain gains related to one time transactional events or settlements, and exclude costs incurred in connection with certain strategic planning initiatives associated with Genesis' transformation to a pharmacy based business. Specifically, in the three and six month periods ended March 31, 2003, Genesis excluded a net gain recognized in connection with a break-up fee that was earned when a proposed acquisition of a pharmacy services business was not completed. In addition, in the three and six months ended March 31, 2003, Genesis excluded strategic planning, severance and other related costs incurred that are directly attributable to Genesis' shift in strategic focus toward its pharmacy business and away from its eldercare business which is expected to be spun-off. In the three and six months ended March 31, 2002, Genesis excluded a net gain recognized in connection with an arbitration award, and excluded certain debt restructuring and reorganization costs incurred in connection with Genesis' Chapter 11 bankruptcy proceedings.





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            These non-GAAP measures are presented because management uses this information which excludes certain expenses and gains in evaluating the run-rate results of the continuing operations of Genesis and believes that this information provides investors a valuable insight into Genesis' operating results. Management believes that excluding such gains and expenses properly reflect the run-rate operations of Genesis and provide better comparability to prior year results.





















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                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                                GENESIS HEALTH VENTURES, INC.



Date: May 1, 2003                               By: /s/ George V. Hager, Jr.
                                                    ----------------------------
                                                    George V. Hager, Jr.
                                                    Executive Vice President and
                                                    Chief Financial Officer


















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                                  Exhibit Index

Exhibit No.              Description
-----------              -----------
99.1                     Earnings release issued by Genesis Health Ventures,
                         Inc. on May 1, 2003.



























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